A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec but has not yet become final for the purpose of the sale of securities.  Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for this short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. The securities offered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Accordingly, the securities offered hereby may not be offered or sold within the United States unless registered under the U.S. Securities Act and applicable state laws or an exemption from such registration is available and this short form prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby within the United States. See "Plan of Distribution".

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. You can obtain copies of the documents incorporated herein by reference and of the permanent information record without charge from FNX Mining Company Inc., at Suite 700, 55 University Avenue, Toronto, Ontario  M5J 2H7, telephone (416) 628-5929 or by accessing FNX's disclosure documents available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com.

Preliminary Short Form Prospectus

New Issue

June 19, 2003

$40,054,500
6,210,000 Common Shares

FNX Mining Company Inc. (the "Company" or "FNX") is hereby qualifying the distribution of 6,210,000 common shares of FNX (together with the common shares of FNX issuable upon exercise of the Underwriters Option (as hereinafter defined) are collectively referred to as the "Offered Shares") by the Underwriters (the "Offering"). The common shares of FNX (the "Common Shares") are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "FNX". On June 17, 2003, the closing price of the Common Shares on the TSX was $6.70.

$6.45 per Offered Share
	Price to the Public (1)	Underwriters' Fee (2)	Net Proceeds to the Company
Per Offered Share	$6.45	$0.3225	$6.1275
Total	$40,054,500	$2,002,725	$38,051,775

Notes:

(1)

The Company has granted the Underwriters an option (the "Underwriters Option") exercisable at any time until 8:30 a.m. on the second business day immediately preceding the closing date of the Offering, anticipated to be July 11, 2003, to purchase an aggregate of up to 1,560,000 Common Shares on the same terms as set forth above. If the Underwriters Option is exercised in full, the price to the public, the Underwriters' fee and the net proceeds will be $50,116,500, $2,505,825 and $47,610,675, respectively. This short form prospectus also qualifies the grant of the Underwriters Option and the distribution of the Common Shares issuable on the exercise of the Underwriters Option. See "Plan of Distribution".

(2)

Before deducting expenses of the Offering, estimated to be $250,000, which, together with the Underwriters' fee, will be paid from the proceeds from the sale of the Offered Shares.

The offering price of the Offered Shares was determined by negotiation between BMO Nesbitt Burns Inc., Griffiths McBurney & Partners, Dundee Securities Corporation and CIBC World Markets Inc. (collectively the "Underwriters") and the Company.  The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters, in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution". As Dundee Securities Corporation, one of the Underwriters, the directors, officers, employees and affiliates thereof, and the associates of each of them, own or control, as of June 16, 2003, in aggregate, Common Shares representing approximately 19.09% of the then outstanding Common Shares, the Company may be considered a "connected issuer" of Dundee Securities Corporation for purposes of applicable securities legislation.  See "Conflicts of Interest".

Subscriptions will be received subject to allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that definitive certificates evidencing the Offered Shares will be available for delivery at closing which is expected to occur on July 11, 2003 or such earlier or later date as may mutually be agreed to by the Company and the Underwriters but in any event no later than July 25, 2003. The Underwriters may effect transactions intended to stabilize or maintain the market price for the Common Shares at levels above that which might otherwise prevail in the open market. See "Plan of Distribution". Certain legal matters relating to the Offering will be passed upon by Goodman and Carr LLP, on behalf of FNX, and by Fraser Milner Casgrain LLP, on behalf of the Underwriters.

Investment in the Offered Shares involves a high degree of risk and must be considered speculative due to the nature of the Company's business and the present stage of exploration and development of its properties. See "Risk Factors".

The Offered Shares will be eligible for investment under certain statutes as set out under "Eligibility for Investment".

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec are specifically incorporated by reference herein and form an integral part of this short form prospectus (the "Prospectus"):

(a)

the audited comparative financial statements for the fiscal year ended December 31, 2002 and the six month period ended December 31, 2001, together with the notes thereto and the auditors report thereon contained in the Company's 2002 annual report (the "Annual Financial Statements");

(b)

the restated unaudited comparative interim financial statements for the three months ended March 31, 2003 and the notes thereto contained in the Company's first quarter report;

(c)

the management proxy circular of the Company dated May 9, 2003 prepared in connection with the annual and special meeting of the shareholders of the Company held on June 9, 2003 with the exception of the sections entitled "Composition of Compensation Committee", "Report on Executive Compensation", "Performance Graph" and "Statement of Corporate Governance Practices" (the "Management Proxy Circular");

(d)

the annual information form dated May 9, 2003 of the Company in form 44-101F1 for the fiscal year ended December 31, 2002, (the "Annual Information Form");

(e)

management's discussion and analysis of financial condition and results of operations (the "MD&A") for the year ended December 31, 2002 and the six month period ended December 31, 2001;

(f)

the restated management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2003.

Any document of the type referred to in the preceding paragraph and any material change report (excluding confidential material change reports) filed by the Company with a securities commission or any similar authority in Canada after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company, at Suite 700, 55 University Avenue, Toronto, Ontario M5J 2H7, telephone: (416) 628-5929.  For the purpose of the Province of Québec, this simplified prospectus contains information to be completed by consulting the permanent information record.  A copy of the permanent information record may be obtained from the secretary of the issuer at the above-mentioned address and telephone number.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements. Such forward-looking statements include, but are not limited to, statements about drill results, commodity prices and drill widths, in that they constitute estimates, based on certain assumptions of mineralization that may be encountered if a deposit were to be mined. In some cases, forward-looking statements can be identified by the use of words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might", or "will" be taken, occur or be achieved or other variations of these words or phrases, or other comparable words or phrases.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

•

risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of mineral deposits and conclusions of economic evaluations;

•

results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future exploration, development or mining results will not be consistent with the Company's expectations;

•

risks relating to possible variations in reserves, grade, planned mining dilution and ore loss, or recovery rates and changes in project parameters as plans continue to be refined;

•

mining and development risks, including risks related to accidents, equipment breakdowns, labour disputes (including work stoppages and strikes) or other unanticipated difficulties with or interruptions in exploration and development;

•

the potential for delays in exploration or development activities or the completion of feasibility studies;

•

the Company's dependence on Dynatec for mining services;

•

risks related to the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses;

•

risks related to commodity price and foreign exchange rate fluctuations;

•

the uncertainty of profitability based upon the Company's history of losses;

•

risks related to failure to obtain adequate financing on a timely basis and on acceptable terms or delays in obtaining governmental approvals or in the completion of development or construction activities;

•

risks related to environmental regulation and liability;

•

political and regulatory risks associated with mining and exploration;

•

other risks and uncertainties related to the Company's prospects, properties and business strategy; and

•

the risks and uncertainties described in this Prospectus, including without limitation, those set forth under the heading "Risk Factors" in this Prospectus and those incorporated by reference from the Annual Information Form.

Forward-looking statements are made based upon management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Investors are cautioned against placing undue reliance on forward-looking statements.

THE COMPANY

Name and Incorporation

FNX Mining Company Inc. (the "Company" or "FNX") was incorporated under the Business Corporations Act (Ontario) as "Fort Knox Gold Resources Inc." by articles of incorporation dated June 26, 1984. The Company became a reporting issuer in the Province of Ontario following the filing of an exchange offering prospectus dated November 26, 1984. The Company is also a reporting issuer in the Provinces of British Columbia, Alberta, Manitoba and Québec. By articles of amendment effective June 20, 2002, the Company changed its name to "FNX Mining Company Inc."

The registered office of the Company is located at 200 King Street West, Suite 2300, Toronto, Ontario M5H 3W5 and the principal office of the Company is located at 55 University Avenue, Suite 700, Toronto, Ontario M5J 2H7. The Company does not have any material subsidiaries.

Business of the Company

The business of the Company consists of all phases of mineral exploration and development with a particular emphasis on exploration for commercial deposits of base metals, including nickel and copper, and precious metals, including platinum-palladium and gold.

The Company's current business is conducted primarily in the Sudbury Basin, Ontario, Canada and, as at the date hereof, consists of the exploration, development and mining of five mineral properties located in the Sudbury Basin (the "Inco Properties").  Effective January 10, 2002 the Company acquired an option to earn a 100% interest in the Inco Properties from Inco Limited ("Inco") pursuant to an option to purchase agreement (the "Option to Purchase Agreement") and in connection therewith issued to Inco 3,006,324 Common Shares and warrants to purchase 496,879 Common Shares at a price of $1.25 per Common Share which were subsequently exercised.  The Company has also entered into a joint venture arrangement with Dynatec Corporation ("Dynatec") which became effective on January 10, 2002, pursuant to which Dynatec has the right to acquire 25% of the Company's interest in the Option to Purchase Agreement. Attached as a schedule to the Option to Purchase Agreement is the form of off-take agreement which forms the basis of separate off-take agreements to be entered into between the Company and Inco as the Company commences mining of any deposits found on the Inco Properties.

A detailed description of the Inco Properties is included in the Annual Information Form and incorporated herein by reference.

RECENT DEVELOPMENTS

In May, 2003 the Company commenced production on the Inco Properties and commenced Phase 1 mining at the McCreedy West Mine.  Phase 1 mining is expected to initially produce 200 tons per day from the copper-platinum-palladium-gold containing 700 Deposit and the nickel containing Upper Main Deposit and will expand incrementally to include the nickel containing Inter Main and East Main Deposits over the next 12 months when the daily production rate is expected to be 800 to 1,000 tons per day.  The McCreedy West Mine is expected to produce in excess of 75,000 tons of ore during 2003.  The Company entered into an off-take agreement and mining agreement with Inco as of May 14, 2003 with respect to production from the McCreedy West Mine.  The Company is continuing to earn its interest in the Inco Properties pursuant to the Option to Purchase Agreement.

CAPITALIZATION

The following table sets forth the capitalization of the Company, as adjusted to give effect to this Offering.  See "Description of Share Capital".

Capital	Authorized	Outstanding as at December 31, 2002 (audited)	Outstanding as at March 31, 2003 (unaudited)	Outstanding as at March 31, 2003 giving effect to the Offering(2) (3)
Number of Common Shares(1)	Unlimited	36,302,540	38,677,169	46,447,169
Share capital	-	$53,886,468	$56,830,809	$104,441,484
Deficit	-	$9,795,774	$10,205,202	$10,205,202

Notes:

(1)

Excludes 2,856,500 Common Shares reserved for issue upon the exercise of stock options granted to certain of the Company's executive officers, directors, employees and consultants as at March 31, 2003. See "Plan of Distribution".

(2)

Assumes the exercise of the Underwriters Option in full.

(3)

After deducting the Underwriters' fees and before deducting expenses of the Offering estimated to be $250,000.

USE OF PROCEEDS

The estimated net proceeds to the Company from the issue and sale of the Offered Shares will be $47,360,675 after deducting the estimated expenses of the Offering and assuming the exercise of the Underwriters Option in full. The Company intends to use the estimated net proceeds of the Offering for the advancement of exploration and development of the Inco Properties and for general working capital purposes.

The amount actually expended for the purposes described above could vary significantly depending on, among other things, the progress of the Company's exploration and development programs.

PLAN OF DISTRIBUTION

Under an agreement (the "Underwriting Agreement") dated as of June 19, 2003, between the Company and the Underwriters, as underwriters, the Company has agreed to sell, and the Underwriters have agreed to purchase, on July 11, 2003, or such earlier or later date as may be mutually agreed to by the Company and the Underwriters (the "Closing Date"), but in any event not later than July 25, 2003, subject to compliance with all necessary legal requirements and to the terms and conditions contained in the Underwriting Agreement, 6,210,000 Common Shares at a price of $6.45 per Common Share, payable in cash to the Company against delivery of certificates representing the Common Shares offered under this Prospectus. The Company has granted the Underwriters an option to purchase up to an additional 1,560,000 Common Shares at a price of $6.45 per Common Share exercisable for a period up to 48 hours prior to the Closing Date. The obligations of the Underwriters under the Underwriting Agreement may be terminated upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares, if any of the Offered Shares are purchased under the Underwriting Agreement. The offering price of the Offered Shares was determined by negotiation between the Company and the Underwriters.

Under the Underwriting Agreement, the Company has agreed to pay to the Underwriters a fee equal to 5% of the gross proceeds from the issue and sale of the Offered Shares and to reimburse the Underwriters for certain expenses relating to the Offering.  The Company has also agreed to indemnify the Underwriters and their directors, officers, employees and agents against certain liabilities and expenses or will contribute to payments that the Underwriter may be required to make in respect thereof. The Company has further agreed that it will not, for a period of 90 days from the Closing Date, without the prior written consent of the Underwriters, authorize, issue or sell any equity or quasi-equity securities of the Company, subject to certain exceptions.

The Company has applied to list the Offered Shares to be distributed under this Prospectus on the TSX, subject to the Company fulfilling all of the listing requirements of the TSX.

The Underwriters may not, throughout the period of distribution under this Prospectus, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions, as long as the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Shares. These exceptions include a bid or purchase permitted under the by-laws and rules of the TSX relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, the Underwriters may over-allot or effect transactions in connection with the Offering intended to stabilize or maintain the market price of the Common Shares at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The Offered Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and, subject to certain exceptions, may not be offered or sold within the United States. Each Underwriter has agreed that it will not offer or sell the Offered Shares in the United States, except in accordance with Rule 144A under the U.S. Securities Act. In addition, until 40 days after the commencement of the Offering, an offer or sale of the Offered Shares within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirements of the U.S. Securities Act if such offer is made otherwise than in accordance with Rule 144A.

DESCRIPTION OF SHARE CAPITAL

The authorized capital of the Company consists of an unlimited number of Common Shares, all of which are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The holders of the Common Shares are entitled to one vote for each share on all matters to be voted on at a meeting of the shareholders of the Company. The Company does not currently pay and does not intend to pay any dividends on the Common Shares.

CONFLICTS OF INTEREST

As Dundee Securities Corporation ("Dundee"), one of the Underwriters, the directors, officers, employees and affiliates thereof, and the associates of each of them (for the purposes of this subsection collectively the "Professional Group"), own or control, as of June 16, 2003, in aggregate, Common Shares representing approximately 19.09% of the then outstanding Common Shares, the Company may be considered to be a "connected issuer" of Dundee for purposes of applicable securities legislation.  The decision to distribute the Offered Shares and the determination of the terms of the distribution were made through negotiations between the Underwriters and the Company.  Dundee played a principal role in the structuring and pricing of the Offering and in the due diligence performed by the Underwriters in connection with the Offering.  The proceeds of the Offering will not be applied for the benefit of Dundee or any affiliate thereof other than its portion of the fee payable by the Company to the Underwriters in connection with the Offering.

RISK FACTORS

An investment in the Offered Shares involves a high degree of risk and must be considered speculative due to the nature of the Company's business and the present stage of exploration and development of its mineral deposit properties. Prospective purchasers of the Offered Shares should give careful consideration to the risk factors contained in the Annual Information Form incorporated herein by reference. These risk factors include: government regulation and compliance or delays in obtaining governmental approvals or in the completion of development or construction activities; risk of changes to applicable government regulations relating to the mining industry or to their application; risk of changes to environmental or conservation legislation, regulation or policy; the requirement to obtain and maintain permits and licences; environmental risks and hazards; fluctuations in commodity prices and foreign exchange rates; uninsured risks; risks associated with title defects; requirement for and an uncertainty of access to additional capital; conclusions of economic evaluation; exploration and mining risks (including work stoppages and strikes); risks relating to possible variations in reserves, grade, planned dilutions and ore loss, or recovery rates and changes in project parameters as plans continue to be refined; dependence on the efforts and abilities of the Company's management and upon its consultants, engineers and others for exploration, development, construction and operating expertise, including, the Company's dependence on Dynatec for mining services; risk of dilution arising from the exercise of outstanding options and warrants; risks relating to the acquisition of the Inco Properties including the risk that the Company will be unable to fulfil its obligations to earn an interest in the Inco Properties; conflicts of interest arising from common directorships or office holdings between the Company and other natural resource companies, including joint venture partners and Inco; currency exposure; and the inability of the Company to economically or fully insure against certain risks.

ELIGIBILITY FOR INVESTMENT

In the opinion of Goodman and Carr LLP, counsel to the Company, and Fraser Milner Casgrain LLP, counsel to the Underwriters, based on legislation in force as of the date hereof and subject to compliance with the prudent investment standards and general investment provisions and restrictions of the statutes referred to below (and, where applicable, the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies, procedures or goals and, in certain cases the filing of such policies, procedures or goals, the Offered Shares will not, as of the date of issue thereof, be precluded as investments under the following statutes:

Insurance Companies Act (Canada)	Pension Benefits Act (Ontario)
Pension Benefits Standards Act, 1985 (Canada)	Loan and Trust Corporations Act (Ontario)
Trust and Loan Companies Act (Canada) Financial Institutions Act (British Columbia)	an Act respecting insurance (Québec) (in respect of insurers other than a guarantee fund)

Pension Benefits Standards Act (British Columbia)

Loan and Trust Corporations Act (Alberta)

Alberta Heritage Savings Trust Fund Act (Alberta)

Employment Pension Plans Act (Alberta)

Insurance Act (Alberta)

The Insurance Act (Manitoba)

The Trustee Act (Manitoba)

an Act respecting trust companies and savings companies (Québec) (for a trust company, as defined therein, investing its own funds and deposits it receives and a savings company investing its own funds

Supplemental Pension Plans Act (Québec)

In the opinion of counsel to the Company and the Underwriters, the Offered Shares if issued on the date hereof, would be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans (collectively, "Plans") and registered education savings plans and would not constitute "foreign property" for Plans or other persons subject to Part XI of the Income Tax Act (Canada).

LEGAL MATTERS

Certain legal matters relating to the issue and sale of the Offered Shares will be passed upon for the Company by Goodman and Carr LLP and for the Underwriters by Fraser Milner Casgrain LLP. As at June 18, 2003, partners and associates of  each of Goodman and Carr LLP and Fraser Milner Casgrain LLP, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Smith, Nixon & Co. LLP, Chartered Accountants, at their principal office in Toronto at 390 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y2.

The registrar and transfer agent for the Common Shares is CIBC Mellon Trust Company at its principal office in Toronto.

EXPERTS

FNX's financial statements for the year ended December 31, 2002 and the six month period ended December 31, 2001 incorporated by reference in this Prospectus have been audited by Smith, Nixon & Co. LLP., Chartered Accountants, as stated in their report, and are included in reliance upon their report relating thereto given upon the authority of such firm as experts in accounting and auditing.

Technical information relating to the Inco Properties contained in the Annual Information Form and incorporated by reference into this Prospectus is based upon: (a) a technical report prepared by Dr. James M. Patterson, BA (Hons. Geology), Ph.D., P. Geo., DIC., dated November 7, 2001 which report was updated May 9, 2003 to reflect further exploration to April 30, 2003; and (b) a technical report prepared by Roscoe Postle Associates Inc., dated March 5, 2003. Information relating to the valuation of the Inco Properties and of the consideration therefor is based upon a valuation report of Spiteri Geological and Mining Consultants Inc. dated November 1, 2001.

As of the date hereof, Dr. James M. Patterson BA (Hons. Geology), Ph.D., P. Geo., DIC., who is also Vice-President, Exploration of the Company, owns, directly or indirectly, less than 1% of the outstanding Common Shares. As of the date hereof, the partners of each of Smith, Nixon & Co. LLP, Chartered Accountants, Roscoe Postle Associates Inc. and Spiteri Geological and Mining Consultants Inc., as a group, do not beneficially own, directly or indirectly, any securities of FNX.

PURCHASERS' STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some provinces, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

CERTIFICATE OF THE COMPANY

DATED: June 19, 2003

This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by securities legislation of the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec.  For the purpose of the Province of Québec, this simplified prospectus, as supplemented by the permanent information record, contains no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

(Signed) A. TERRANCE MACGIBBON President and Chief Executive Officer	(Signed) JOHN ROSS as Chief Financial Officer
On Behalf of the Board of Directors
(Signed) JAY GOLDMAN Director	(Signed) ROBERT D. CUDNEY Director

CERTIFICATE OF THE UNDERWRITERS

DATED: June 19, 2003

To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec.  For the purpose of the Province of Québec, to our knowledge, this simplified prospectus, as supplemented by the permanent information record, contains no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

BMO NESBITT BURNS INC. BY: (SIGNED) EGIZIO BIANCHINI	GRIFFITHS MCBURNEY & PARTNERS BY: (SIGNED) EUGENE MCBURNEY	DUNDEE SECURITIES CORPORATION BY: (SIGNED) ROBERT POLLOCK
CIBC WORLD MARKETS INC. BY: (SIGNED) RICK MCCREARY